Exhibit 23(d)

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

To the Board of Directors
Equitable Bank

We hereby consent to the inclusion in this Registration Statement on Form S-4 and the proxy statement/prospectus of our report dated October 26, 2001 relating to the consolidated financial statements of Equitable Bank for the years ended September 30, 2001 and 2000.

We also consent to the reference as Experts in the Registration Statement.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Washington, D.C.
November 11, 2002